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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                February 1, 2006


                          PACIFIC ENERGY PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

          Delaware                        1-31345               68-0490580
(State or other jurisdiction of         (Commission            (IRS Employer
 incorporation or organization)         File Number)         Identification No.)



                               5900 Cherry Avenue
                              Long Beach, CA 90805
                     (Address of principal executive office)


                                 (562) 728-2800
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On February 1, 2006, Pacific Energy Partners, L.P. (the "Partnership") issued a press release announcing its fourth quarter and full year 2005 financial results. The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated herein by reference.

     The information provided in this Item 2.02 (including Exhibit 99.1) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Registrant pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

ITEM 7.01   REGULATION FD DISCLOSURE

     EBITDA is used as a supplemental performance measure by management, and the Partnership believes, by external users of its financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess:
(i) the financial performance of its assets without regard to financing methods, capital structures or historical cost basis; (ii) the ability of its assets to generate cash sufficient to pay interest cost and support the Partnership's indebtedness; (iii) the Partnership's operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing and capital structure; and (iv) the viability of projects and the overall rates of return on alternative investment opportunities.

     The Partnership defines EBITDA as net income plus interest expense, income tax expense (recovery) and depreciation and amortization expense. Although the Partnership is not a taxable entity, its Canadian subsidiaries are taxable entities. As a result of the acquisition of the Rangeland system, Canadian income tax expense is added to net income in the calculation of EBITDA beginning with the second quarter of 2004.

     EBITDA should not be considered an alternative to net income, income before taxes, cash flows from operations, or any other measure of financial performance presented in accordance with GAAP. EBITDA is not intended to represent cash flow. The Partnership's EBITDA may not be comparable to EBITDA or similarly titled measures of other companies.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

            99.1 Pacific Energy Partners, L.P. Press Release dated February 1, 2006.

     Calculations of distributable cash flow for the three months and year ended December 31, 2005 and December 31, 2004, are presented in the press release included as an exhibit to this Form 8-K. Distributable Cash Flow ("DCF") is a significant liquidity and performance measure used by its management to compare cash flows generated by the Partnership to the cash distributions we makes to its partners and we believe that investors benefit from having access to the same financial measures being utilized by management. Using this financial measure, management can quickly compute the coverage ratio of these cash flows to cash distributions. This is an important financial measure for limited partners of the Partnership since it is an indicator of its success in providing a cash return on their investment. Specifically, this financial measure tells investors whether or not the Partnership is generating cash flows at a level that can sustain or support an increase in its quarterly cash distributions paid to partners. Lastly, DCF is the quantitative standard used throughout the investment community with respect to publicly traded partnerships, because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership pays to its unitholders). However, DCF is a non-GAAP financial measure and should not be considered as an alternative to net income, cash flow from operations, or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States. In addition, the Partnership's DCF may not be comparable to DCF or similarly titled measures of other companies. The GAAP measure most directly comparable to DCF is net cash provided by operating activities.

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     Several adjustments to DCF are required to reconcile to net cash provided by operating activities. These adjustments include: (i) adding back or subtracting net changes in operating assets and liabilities which are not included in DCF but are considered in net cash provided by operating activities;
(ii) subtracting the Partnership's share of Frontier Pipeline Company's ("Frontier") net income which historically has been approximately equivalent to its distributions from Frontier and adding the Partnership's share of Frontier's distributions to it; (iii) adding the balance of the employee compensation under the long-term incentive plan since GAAP requires this common unit issuance to be presented on a gross basis; (iv) deducting transaction costs reimbursed by the Partnership's general partner which are required by GAAP to reduce net cash provided by operating activities; and (v) adding back sustaining capital expenditures which are not deducted in arriving at net cash provided by operating activities.

     Sustaining capital expenditures are expenditures to replace partially or fully depreciated assets in order to maintain the existing operating capacity or efficiency of our assets and extend their useful lives.

     Calculations of recurring net income for the fourth quarter and the full year ended December 31, 2005, are presented in the press release included as an exhibit to this Form 8-K. Recurring net income is a non-GAAP financial measure. This measure is used to more precisely compare year over year net income by eliminating non-recurring charges. To calculate recurring net income for the year ended December 31, 2005, the amounts relating to the expense associated with the Line 63 oil release, the compensation expense due to the accelerated vesting of units pursuant to the long-term incentive plan, the transaction costs associated with the sale of our general partner, which were reimbursed by LB Pacific, LP and The Anschutz Corporation, and the write-down of an idle Pacific Terminals property, were added back to net income. To calculate recurring net income for the year ended December 31, 2004, the amounts relating to the write-off of deferred financing cost and the interest rate swap termination expense, and the write-down of an idle Pacific Terminals property were added back to net income.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    PACIFIC ENERGY PARTNERS, L.P.

                                         By:  PACIFIC ENERGY GP, LP,
                                              its general partner

                                         By:  PACIFIC ENERGY MANAGEMENT LLC,
                                              by its general partner

                                         By:  /S/ GERALD A. TYWONIUK
                                              ----------------------
                                              Gerald A. Tywoniuk
                                              Senior Vice President
                                              and Chief Financial Officer



Dated: February 1, 2006


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                                  EXHIBIT INDEX

     Exhibit 99.1   --    Pacific Energy Partners, L.P. Press Release
                          dated February 1, 2006

                          *This release is being furnished and not filed